Exhibit 5.1
July 8, 2009
Atlas Energy Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
Ladies and Gentlemen:
     We have acted as counsel for Atlas Energy Resources, LLC, a Delaware limited liability company (“ATN”), and Atlas Energy Operating Company, LLC, a Delaware limited liability company (“Operating LLC”) and certain of their subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by them under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by them from time to time, pursuant to Rule 415 under the Securities Act, of:
     (1) common units representing limited liability company interests in ATN (the “Common Units”);
     (2) preferred units representing limited liability company interests in ATN (the “Preferred Units”);
     (3) warrants (the “Warrants”) to purchase Common Units, Preferred Units or any combination of these securities;
     (4) debt securities of either ATN or Operating LLC, which may be co-issued by Atlas Energy Finance Corp., a Delaware corporation (“Atlas Energy Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and
     (5) guarantees (the “Guarantees”) of the Debt Securities by ATN and/or the entities listed in the Registration Statement as guarantors (the “Guarantors”).
     The Common Units, Preferred Units, Warrants, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     We have examined the Registration Statement, including the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Amended and Restated Operating Agreement of ATN, as amended (the “Operating Agreement”), the Certificate of Formation (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Limited Liability Company Act in connection with the formation of ATN, other formation documents and agreements, as applicable, of Operating LLC, Atlas Energy Finance and the Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion.
     In connection with this opinion, we have assumed that:

Exhibit 5.1 - 1

     (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and
     (iv) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by ATN and the other parties thereto.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Common Units, when (i) ATN has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) such Common Units have been issued and delivered in accordance with the terms of the applicable Purchase Agreement approved by ATN upon payment of the consideration thereof or provided for therein, then such Common Units will be validly issued, fully paid and non-assessable.
     (2) With respect to the Preferred Units, when (i) ATN has taken all necessary company action to approve the issuance and terms of such Preferred Units, the terms of the offering thereof and related matters, including the approval of the issuance of any Securities upon conversion or exchange of such Preferred Units (the “Exchange Securities”) and (ii) such Preferred Units have been issued and delivered in accordance with the provisions of the applicable Purchase Agreement approved by ATN upon payment of the consideration thereof or provided for therein, then (A) such Preferred Units will be validly issued, fully paid and non-assessable and (B) the Exchange Securities will be duly authorized and, when delivered in accordance with the terms of the Preferred Units, will be validly issued, fully paid and non-assessable.
     (3) With respect to the Warrants, when (i) ATN has taken all necessary company action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, including the approval of the issuance of any Securities underlying such Warrants (the “Underlying Securities”) and (ii) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Purchase Agreement approved by ATN upon payment of the consideration thereof or provided for therein, then (A) such Warrants will constitute valid and legally binding obligations of ATN, enforceable against ATN in accordance with their terms and (B) the Underlying Securities will be duly authorized and, when delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
     (4) With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) ATN, Operating LLC, Atlas Energy Finance and the Subsidiary Guarantors, as applicable, have taken all necessary company action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable Purchase Agreement approved by ATN, Operating LLC, Atlas Energy Finance and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will constitute valid and legally binding obligations of ATN, Operating LLC, Atlas Energy

Exhibit 5.1 - 2

Finance and the Guarantors, as applicable, enforceable against ATN, Operating LLC, Atlas Energy Finance and the Guarantors, as applicable, in accordance with their terms.
     The opinions expressed herein are qualified in the following respects:
     (1) Our opinions set forth above are subject to the effect of applicable bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, arrangement, moratorium, preferential or fraudulent conveyance, or other similar laws or equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) relating to or affecting the rights and remedies of creditors generally, and to the effect of general principles of equity, including concepts of good faith and fair dealing and standards of materiality and reasonableness. In addition, we express no opinion regarding any indemnity, contribution or exoneration provisions in any agreement to the extent that they may be limited or held unenforceable under public policy or applicable laws.
     (2) This opinion is limited in all respects to federal laws, the Delaware Limited Liability Company Act, Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the United States.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD
a professional corporation

Exhibit 5.1 - 3